                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Rohm and Haas Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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

100 INDEPENDENCE MALL WEST, PHILADELPHIA PA 19106-2399 TELEPHONE(215) 592-3000

                                                    [ROHM AND HAAS COMPANY LOGO]

                                                 March 26, 2001

Dear Stockholder:

  I would like to invite you to the Rohm and Haas Annual Meeting of Stockholders which we will hold on May 7, 2001, beginning at 10:30 a.m. local time at Loews Philadelphia Hotel, 1200 Market Street, Philadelphia, PA 19107. President Mike Fitzpatrick and I look forward to bringing you up to date on the progress of the company during the past year.

  We appreciate your ongoing interest and participation in this company. Please take the time to vote--electronically, by phone or by mail--to ensure that your shares will be represented at the meeting. YOUR VOTE IS VERY IMPORTANT.

                                                 Sincerely,

                                                 /s/ Rajiv L. Gupta
                                                 Rajiv L. Gupta
                                                 Chairman of the Board of
                                                 Directors
                                                   and Chief Executive Officer

This document is dated March 26, 2001 and is first being mailed to stockholders on or about March 26, 2001.

TABLE OF CONTENTS

Notice of Annual Meeting....................................    3
Proxy Statement.............................................    4

Election of Directors.......................................    6

Board of Directors..........................................   10
  Organization..............................................   10
  Report of the Audit Committee.............................   11
  Compensation..............................................   12

Executive Compensation......................................   13
  Summary Compensation Table................................   13
  Option Grants Table.......................................   14
  Option Exercises and Year-End Value Table.................   14
  Long-Term Incentive Plan Awards Table.....................   15
  Pension Plan Table........................................   15
  Report on Executive Compensation..........................   16

Five-Year Performance Graph.................................   19

Compensation Proposals......................................   20

Proposal to Approve the 2001 Rohm and Haas Annual Incentive
  Plan......................................................   20

New Plan Benefits...........................................   22

Proposal to Approve the Amended and Restated Rohm and Haas
  Stock Plan................................................   22

Stock Ownership.............................................   23

Independent Public Accountants..............................   25

2002 Annual Meeting Proposals...............................   25

Appendix A Rohm and Haas Company Audit Committee Charter....   26

Appendix B 2001 Rohm and Haas Company Annual Incentive
  Plan......................................................   28

Appendix C Proposed Amended and Restated Rohm and Haas Stock
  Plan......................................................   30

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 7, 2001

     We will hold the annual meeting of stockholders of Rohm and Haas Company at Loews Philadelphia Hotel, 1200 Market Street, Philadelphia, PA 19107, on May 7, 2001, at 10:30 a.m. local time, to act upon the following matters:

          1. The election of fifteen members of the board of directors;

          2. Approval of the 2001 Rohm and Haas Annual Incentive Plan;

          3. Approval of the Amended and Restated Rohm and Haas Stock Plan; and

          4. Any other business as may properly come before the meeting.

     The Board of Directors of Rohm and Haas recommends votes "FOR" each of the proposals above. Stockholders of record at the close of business on March 9, 2001 are entitled to vote their shares.

     It is important that your shares be voted at the meeting. Please see the proxy card for instructions on voting electronically, by telephone or by signing, dating and returning the enclosed proxy in the envelope provided which requires no postage if mailed in the United States.

     We will mail a summary report of the meeting to you.

                                                 By order of the Board of
                                                 Directors,

                                                 /s/ GAIL P. GRANOFF

                                                 Gail P. Granoff
                                                 Secretary

ROHM AND HAAS COMPANY

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 7, 2001

  The enclosed proxy is being solicited by Rohm and Haas Company's board of directors for use at the annual meeting of stockholders and any adjournment of the meeting.

PLACE, DATE AND TIME

  We will hold the Rohm and Haas annual meeting at Loews Philadelphia Hotel, 1200 Market Street, Philadelphia, PA 19107, on May 7, 2001, at 10:30 a.m. local time, subject to any adjournments or postponements.

RECORD DATE

  Only holders of Rohm and Haas common stock on March 9, 2001 are entitled to receive notice of and to vote at the Rohm and Haas annual meeting. As of March 9, 2001, there were 220,090,587 shares of Rohm and Haas common stock outstanding, each of which entitles the registered holder to one vote. Rohm and Haas will have a list of Rohm and Haas stockholders entitled to vote at the Rohm and Haas annual meeting available during normal business hours at 100 Independence Mall West, Philadelphia, PA for the ten-day period before the Rohm and Haas annual meeting.

VOTE REQUIRED

  The proposals to elect directors, to approve the 2001 Annual Incentive Plan and to amend the Rohm and Haas Stock Plan each require the approval of the holders of a majority of the Rohm and Haas common stock, present and entitled to vote at a meeting at which a quorum is present.

  The holders of a majority of the outstanding shares of Rohm and Haas common stock will constitute a quorum for these votes. If a quorum is not present at the Rohm and Haas annual meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

  As of March 9, 2001, directors and executive officers of Rohm and Haas were entitled to vote approximately 29.2% of the outstanding votes entitled to be cast by stockholders at the Rohm and Haas annual meeting.

HOW SHARES WILL BE VOTED AT THE ANNUAL MEETING

  All shares of Rohm and Haas common stock represented by properly executed proxies received before or at the Rohm and Haas annual meeting, and not revoked, will be voted in accordance with the instructions indicated in the proxies. Properly executed proxies that do not contain voting instructions will be voted "FOR" the election of the fifteen nominees for director, and "FOR" the approval of the proposal to approve the Rohm and Haas 2001 annual incentive plan and "FOR" the approval of the proposal to amend the Rohm and Haas stock plan.

  We will count properly executed proxies marked "ABSTAIN" with respect to any proposal as present for purposes of determining whether there is a quorum and for purposes of determining the number of shares represented and entitled to vote at the Rohm and Haas annual meeting with respect to any proposal. However, the shares that these proxies represent will not be voted at the annual meeting. As a result, since the affirmative vote described above is required for approval of the proposals, a proxy marked "ABSTAIN" with respect to a proposal will have the same effect as a vote against the proposal.

  Under New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on some routine matters when they have not received instructions from beneficial owners and therefore may vote for the election of directors. They will not be able to vote without instruction on the two compensation proposals.

  The Rohm and Haas board of directors is not currently aware of any other business to be brought before the Rohm and Haas annual meeting. If, however, other matters are properly brought before the Rohm and Haas annual meeting or any adjournment or postponement of the meeting, the people appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

  The people named as proxies by a stockholder may propose and vote for one or more adjournments of the Rohm and Haas annual meeting to permit further solicitations of proxies in favor of approval of the proposals. No proxy which is voted against the approval of any of the proposals will be voted in favor of an adjournment.

HOW TO REVOKE A PROXY

  You may revoke your proxy at any time before its use by delivering to the Secretary of Rohm and Haas a signed notice of revocation or a later-dated signed proxy or by attending the Rohm and Haas annual meeting and voting in person. Attendance at the Rohm and Haas annual meeting will not itself constitute the revocation of a proxy.

SOLICITATION OF PROXIES

  Rohm and Haas will pay the cost of solicitation of proxies for the Rohm and Haas meeting. In addition to solicitation by mail, Rohm and Haas will arrange for brokerage firms and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Rohm and Haas will, upon request, reimburse the brokerage houses and custodians for their reasonable expenses. Rohm and Haas has retained D. F. King & Co., Inc. to aid in the solicitation of proxies and to verify the records related to the solicitations. D. F. King will receive a fee of $5,500 and expense reimbursement for its services. Rohm and Haas or its directors, officers or employees may request by telephone or facsimile the return of proxy cards. The extent to which this will be necessary depends entirely on how promptly proxy cards are returned. We urge you to send in your proxies without delay.

ELECTION OF ROHM AND HAAS DIRECTORS

  At the annual meeting, stockholders will be asked to elect fifteen nominees to serve as directors of Rohm and Haas. The directors will hold office until the next annual meeting of stockholders and until their successors are elected.

  The Rohm and Haas board of directors nominated each of the persons listed below upon the recommendation of the Nominating Committee of the Rohm and Haas board of directors. If any nominee is unable to serve as a director, the people named as proxies will vote for any other nominee as may be designated by the Rohm and Haas board of directors or the Rohm and Haas board of directors may decrease the number of directors. Votes may be cast in favor of or withheld from each nominee. If a quorum is present at the meeting, a nominee will be elected as a director by receiving the affirmative vote of a majority of the shares of Rohm and Haas stock represented, in person or by proxy, at the Rohm and Haas annual meeting.

  THE ROHM AND HAAS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.


                          WILLIAM J. AVERY
[AVERY PICTURE]           DIRECTOR SINCE 1997

Mr. Avery, 60, chairman of Crown Cork & Seal Company, Inc., 1990-present; previously chief executive officer of Crown Cork & Seal Company, Inc., 1989-2000.

Rohm and Haas Board Committees:
Executive; Executive Compensation; Nominating


                          JAMES R. CANTALUPO
[CANTALUPO PICTURE]       DIRECTOR SINCE 1999

Mr. Cantalupo, 57, president, vice chairman and director of McDonald's Corporation since 1999; previously vice chairman and director of McDonald's Corporation and chairman and chief executive officer of McDonald's International, 1993-1998; director of Sears, Roebuck and Company.

Rohm and Haas Board Committees:
Audit; Finance; Nominating


                          J. MICHAEL FITZPATRICK
[FITZPATRICK PICTURE]     DIRECTOR SINCE 1998

Dr. Fitzpatrick, 54, president and chief operating officer of Rohm and Haas Company since 1999; previously vice president, 1993-1998, and chief technology officer of Rohm and Haas Company, 1996-1998; director of Carpenter Technology, Inc.

Rohm and Haas Board Committees:
Corporate Responsibility, Environment, Safety and Health; Executive; Finance


                          EARL G. GRAVES
[GRAVES PICTURES]         DIRECTOR SINCE 1984

Mr. Graves, 66, chairman and chief executive officer of Earl G. Graves Ltd., 1972-present; retired chairman and chief executive officer of Pepsi-Cola of Washington, D.C., L.P., 1996-1998; publisher and editor of Black Enterprise magazine, 1970-Present; Managing Director, Black Enterprise/Greenwich Street Corporate Growth Partners, L.P., 1998-Present; director of AMR Corporation and its subsidiary, American Airlines, Inc. and Federated Department Stores, Inc. and serves as a member of the Supervisory Committee of DaimlerChrysler AG.

Rohm and Haas Board Committees:
Corporate Responsibility, Environment, Safety and Health; Finance; Nominating


                          RAJIV L. GUPTA
[GUPTA PICTURE]           DIRECTOR SINCE 1999

Mr. Gupta, 55, chairman and chief executive officer of Rohm and Haas Company since 1999; previously vice chairman, 1998-1999, and vice president and director of the Asia-Pacific Region of Rohm and Haas Company, 1993-1998; director of Technitrol Inc. and Unisys Corporation.

Rohm and Haas Board Committees:
Executive


                          DAVID W. HAAS
[DAVID W. HAAS PICTURE]   DIRECTOR SINCE 1999

Mr. Haas, 45, chairman of the William Penn Foundation since 1998; previously vice chairman of the William Penn Foundation, 1996-1998. He is a cousin of Thomas W. Haas.

Rohm and Haas Board Committees:
Corporate Responsibility, Environment, Safety and Health; Nominating


                          THOMAS W. HAAS
[THOMAS W. HAAS PICTURE]  DIRECTOR SINCE 1999

Mr. Haas, 45, director and corporate officer of the William Penn Foundation, a pilot and flight instructor. He is a cousin of David W. Haas.

Rohm and Haas Board Committees:
Executive Compensation; Nominating


                          JAMES A. HENDERSON
[HENDERSON PICTURE]       DIRECTOR SINCE 1989

Mr. Henderson, 66, retired since December 31, 1999; previously chairman, chief executive officer and director of Cummins Engine Company, Inc., 1995-1999; director of SBC Communications, International Paper Company, Ryerson Tull, Inc. and Championship Auto Racing Teams.

Rohm and Haas Board Committees:
Executive Compensation; Nominating


                          RICHARD L. KEYSER
[KEYSER PICTURE]          DIRECTOR SINCE 1999

Mr. Keyser, 58, chairman and chief executive officer of W.W. Grainger, Inc., 1997-present; previously president and chief executive officer of W.W. Grainger, Inc., 1995-1997.

Rohm and Haas Board Committees:
Executive Compensation; Nominating


                          JOHN H. MCARTHUR
[MCARTHUR PICTURE]        DIRECTOR SINCE 1977

Mr. McArthur, 66, senior advisor to the president, World Bank Group, 1996-present; previously dean of Harvard Business School until retirement in 1995; director of AES Corporation, Ardais Corporation, BCE, Inc., BCE Emergis, Cabot Corporation, HCA Healthcare Corporation, e-Rewards, Inc., GlaxoSmithKline, Koc Holdings, A.S. and Springs Industries, Inc.

Rohm and Haas Board Committees:
Corporate Responsibility, Environment, Safety and Health; Nominating


                          JORGE P. MONTOYA
[MONTOYA PICTURE]         DIRECTOR SINCE 1996

Mr. Montoya, 54, president, Global Food & Beverage, The Procter & Gamble Company since 1999, president, Procter & Gamble Latin America, 1996-present; director of AT&T Latin America; previously executive vice president, The Procter & Gamble Company, 1996-1999.

Rohm and Haas Board Committees:
Executive Compensation; Nominating


                          SANDRA O. MOOSE
[MOOSE PICTURE]           DIRECTOR SINCE 1981

Dr. Moose, 59, senior vice president and director of The Boston Consulting Group, Inc., 1989-present; director of Verizon Communications and Nvest Funds.

Rohm and Haas Board Committees:
Audit; Executive; Finance; Nominating


                          GILBERT S. OMENN
[OMENN PICTURE]           DIRECTOR SINCE 1987

Dr. Omenn, 59, executive vice president for medical affairs, The University of Michigan, chief executive officer, The University of Michigan Health System, and professor of Internal Medicine, Human Genetics, Public Health and The Cancer Center, The University of Michigan, since 1997; dean of the School of Public Health and Community Medicine and professor of Medicine and Environmental Health at the University of Washington, Seattle, 1982-1997; director of Amgen Inc.

Rohm and Haas Board Committees:
Corporate Responsibility, Environment, Safety and Health; Nominating


                          RONALDO H. SCHMITZ
[SCHMITZ PICTURE]         DIRECTOR SINCE 1992

Dr. Schmitz, 62, member of the Executive Board of Directors of Deutsche Bank AG from 1991 until retirement in 2000; director of GlaxoSmithKline Plc. and Legal and General Group Plc.

Rohm and Haas Board Committees:
Audit; Finance; Nominating


                          MARNA C. WHITTINGTON
[WHITTINGTON PICTURE]     DIRECTOR SINCE 1989

Dr. Whittington, 53, chief operating officer, Morgan Stanley Institutional Investment Management from 1996 until retirement in January, 2001; partner of the investment management firm of Miller, Anderson & Sherrerd from 1994 until acquired by Morgan Stanley in 1996; director of Federated Department Stores.

Rohm and Haas Board Committees:
Audit; Executive; Finance; Nominating

BOARD OF DIRECTORS

ORGANIZATION

  The Rohm and Haas board held seven meetings in 2000. All directors, except Mr. Montoya, attended at least 75% of the meetings of the Rohm and Haas board of directors and committees on which they serve. The committee memberships listed below were effective as of December 4, 2000. The committees of the Rohm and Haas board of directors, their functions and the number of meetings held in 2000 are:

  AUDIT COMMITTEE (3 meetings)--reviews Rohm and Haas's annual financial statements; selects Rohm and Haas's independent accountants; approves audit and non-audit fees of independent accountants; reviews their independence and considers the scope of their audits and audit results, including review of the auditors' management letter and Rohm and Haas's response to that letter; considers the adequacy of Rohm and Haas's internal accounting control systems; reviews the staffing and audit program of the internal auditing department; and reviews the adequacy of Rohm and Haas's policies and procedures with respect to compliance with Rohm and Haas's Code of Business Conduct. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent" as required by applicable listing standards of the New York Stock Exchange. The Audit Committee's charter is attached to this proxy statement as Appendix A.

  Members:  J.R. Cantalupo (Chair), S.O. Moose, R.H. Schmitz, M.C. Whittington

  CORPORATE RESPONSIBILITY, ENVIRONMENT, SAFETY AND HEALTH COMMITTEE (3 meetings)--establishes guidelines and monitors management performance in meeting Rohm and Haas's responsibilities to its employees, its customers, the general public and the communities in which Rohm and Haas operates.

  Members: G.S. Omenn (Chair), J.M. Fitzpatrick, E.G. Graves, D.W. Haas, J.H. McArthur

  EXECUTIVE COMMITTEE (No meetings)--considers matters requiring Rohm and Haas board action between the Rohm and Haas board meetings.

  Members: R.L. Gupta (Chair), W.J. Avery, J.M. Fitzpatrick, S.O. Moose, M.C. Whittington

  EXECUTIVE COMPENSATION COMMITTEE (5 meetings)--reviews and approves compensation plans and remuneration arrangements for senior management and directors and oversees the administration of executive compensation plans. A subcommittee makes decisions in accordance with requirements of Section 162(m) of the Internal Revenue Code.

  Members: W.J. Avery (Chair), T.W. Haas, J.A. Henderson, R.L. Keyser, J.P. Montoya

  FINANCE COMMITTEE (5 meetings)--reviews the financial strategy of Rohm and Haas, particularly its policies for capital structure, dividend payout, and return on assets; approves and recommends to the Rohm and Haas board of directors all dividend payments; considers Rohm and Haas's financing plans; reviews Rohm and Haas's foreign financial programs and currency exposure policies and practices; and provides oversight to the Benefits Investment Committee.

  Members: E.G. Graves (Chair), J.R. Cantalupo, J.M. Fitzpatrick, S.O. Moose, R.H. Schmitz, M.C. Whittington

  NOMINATING COMMITTEE (4 meetings)--determines corporate governance policies, nominates directors for board membership, evaluates CEO performance and oversees the evaluation of other senior management, oversees succession planning, monitors management development plans, evaluates board performance annually and meets in executive session to discuss management, the Company's strategic plans, etc. without management present. The Committee will consider Rohm and Haas board of directors nominations submitted by stockholders if names and biographical data are submitted in writing to the Committee.

  Members: S.O. Moose (Chair), W.J. Avery, J.R. Cantalupo, E.G. Graves, D.W. Haas, T.W. Haas, J.A. Henderson, R.L. Keyser, J.H. McArthur, J.P. Montoya, G.S. Omenn, R.H. Schmitz, M.C. Whittington

AUDIT COMMITTEE REPORT

  The role of the Audit Committee is to assist the Board of Directors in overseeing the integrity of the financial statements of the Company, the Company's internal accounting and financial controls, the compliance by the Company with legal and regulatory requirements and with the Code of Business Conduct and the independence and performance of the Company's internal and external auditors.

  The Audit Committee operates pursuant to a charter that was last amended and restated by the Committee on February 5, 2001, a copy of which is attached to this proxy statement as Appendix A. As set out in the charter, the Audit Committee's job is one of oversight and the Committee recognizes that the Company's management is responsible for preparing the Company's financial statement and that the Company's independent auditors are responsible for auditing those financial statements. Recognizing that financial management, the internal audit staff and the independent auditors have more time, knowledge and detailed information on the Company than do Committee members, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work or independence.

  In performing its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of other non-audit services by the independent auditors to the Company is compatible with maintaining the auditors' independence and has discussed with the auditors' their independence.

  Based upon these discussions, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2000.

J.R. Cantalupo                                            S.O. Moose
  (Chair since December 4, 2000)                            (Member since December 4, 2000)
J.A. Henderson                                            R.H. Schmitz
  (Member until December 4, 2000)
J.H. McArthur                                             M.C. Whittington
  (Chair and Member until December 4, 2000)

DIRECTORS' COMPENSATION

  Directors who are employees of Rohm and Haas do not receive compensation for their services as directors.

  In 2001, non-employee directors will receive $45,000 and 1290.3226 Deferred Stock Shares, which are units credited to a director's deferred stock account under the Rohm and Haas Company 1997 Non-Employee Directors' Stock Plan. Directors who chair board committees will receive an additional $3,000. Directors may elect to defer all or part of their cash compensation into units which have been credited to a director's deferred stock account under the Rohm and Haas Company 1997 Non-Employee Directors' Stock Plan.

  One Deferred Stock Share entitles the director to one share of Rohm and Haas common stock when the director leaves the Rohm and Haas board of directors. Each director may elect to receive the stock immediately after leaving the Rohm and Haas board of directors or in annual installments over a period of up to 10 years after leaving the Rohm and Haas board of directors. The number of Deferred Stock Shares to which a director is entitled was calculated by dividing $45,000 by the average of the fair market value of the stock on January 8, 2001. While Deferred Stock Shares do not entitle directors to vote, each Deferred Stock Share is credited on each dividend payment date with Deferred Stock Shares equal to the applicable dividend payable on Rohm and Haas common stock.

  In addition, all non-employee directors are reimbursed for their travel expenses to board meetings.

  SHARE OWNERSHIP GUIDELINES. Directors are subject to share ownership guidelines. They are expected to own, directly or through deferred stock shares, shares equal to two times their annual compensation within five years of election to board membership.

  OTHER INFORMATION AND BUSINESS RELATIONSHIPS--Prior to his retirement, Dr. Schmitz was a member of the executive board of directors of Deutsche Bank which may perform investment banking services for the company during 2001. Deutsche Bank is a member of a 23 bank syndicate providing revolving credit to Rohm and Haas under which Rohm and Haas and its subsidiaries may borrow up to $125 million from Deutsche Bank. Rohm and Haas and its subsidiaries also have other banking relationships with Deutsche Bank in the normal course of business. Mr. Montoya is the president of Global Food & Beverage, The Procter & Gamble Company, a customer of Rohm and Haas and its subsidiaries.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------


                                                                                 LONG-TERM
                                                                                COMPENSATION
                                              ANNUAL                ------------------------------------
                                           COMPENSATION                      AWARDS             PAYOUTS
                                 --------------------------------   ------------------------    -------      ALL
        NAME AND                                           OTHER    RESTRICTED    SECURITIES                OTHER
        PRINCIPAL                                         COMPEN-     STOCK       UNDERLYING      LTIP     COMPEN-
        POSITION           YEAR   SALARY       BONUS      SATION      AWARDS       OPTIONS      PAYOUTS    SATION
------------------------------------------------------------------------------------------------------------------
                                                (1)                                               (1)
Rajiv L. Gupta             2000  $787,500    $  323,962   $     0    $              91,100      $316,911   $51,078(2)
  Chairman & CEO           1999   675,000     1,117,977         0                   38,925       264,208    36,836
                           1998   333,500       436,817         0                   20,838       129,271    21,550
Bradley J. Bell            2000  $341,250    $  185,283   $     0    $              25,800      $140,529   $22,901(3)
  Senior Vice President &  1999   322,500       359,125         0                   12,700       146,231    22,403
  CFO                      1998   293,500       365,602         0                   14,700       100,000    17,853
Pierre R. Brondeau         2000  $252,167    $  306,446   $     0    $862,500       12,300      $ 61,485   $17,374(4)
  Vice President           1999   219,333       203,604         0                    8,050        60,449    12,236
                           1998   194,083       173,043         0                    3,600        29,216         0
Patrick R. Colau           2000  $361,250    $  195,636   $     0    $              25,800      $147,343   $24,195(5)
  Retired Senior Vice      1999   350,000       380,890         0                   16,875       174,212    23,423
  President                1998   314,500       400,869         0                   17,277       127,285    17,483
Nance K. Dicciani          2000  $332,750    $  168,267   $     0    $862,500       20,500      $111,491   $90,169(6)
  Senior Vice President    1999   320,000       321,904         0                   14,500       121,505    98,689
                           1998   244,500       271,026         0                    7,500        74,493    15,953
J. Michael Fitzpatrick     2000  $565,000    $  184,620   $     0    $              52,700      $240,951   $40,643(7)
  President & COO          1999   500,000       684,046         0                   34,725       233,733    31,404
                           1998   328,500       429,673         0                   21,501       129,271    22,225
------------------------------------------------------------------------------------------------------------------

(1) A portion of both the annual bonus and long-term plan payout is paid in restricted stock, valued at fair market value as of the first business day of the month of grant, in lieu of cash, and is included in the amounts shown in the table in the Bonus and LTIP Payouts columns. The total number (and value) of restricted shares granted during the last five years and held at the end of 2000 (which excludes 2001 grants made in lieu of a portion of the 2000 annual and long-term bonus awards) for the named executive officers were: Mr. Gupta, 30,795 ($1,118,243); Mr. Bell, 49,792 ($1,808,072); Dr.
    Brondeau, 30,000 ($1,089,375); Dr. Colau, 19,060 ($692,116); Dr. Dicciani,
    35,864 ($1,302,312); and Dr. Fitzpatrick, 21,754 ($789,942). Restrictions on
    the stock held by Dr. Colau lapsed on January 1, 2001 due to his retirement. Dividends are paid currently on restricted shares and these shares may be voted.

(2) Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $49,078 and a benefit bonus of $2,000 paid in lieu of various benefits provided at Rohm and Haas's expense to other employees.

(3) Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $22,901.

(4) Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $17,374.

(5) Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $24,195.

(6) Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $22,407 and $67,762 for various other expenses related to assignment outside home country as allowed under Rohm and Haas's international personnel policy.

(7) Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $37,603 and a benefit bonus of $3,040 paid in lieu of various benefits provided at Rohm and Haas's expense to other employees.

                             OPTION GRANTS IN 2000
--------------------------------------------------------------------------------

                                 INDIVIDUAL GRANTS                                   GRANT DATE VALUE
-----------------------------------------------------------------------------------  ----------------
                           NUMBER OF        % OF
                             SHARES        TOTAL
                           UNDERLYING     OPTIONS                                       GRANT DATE
                            OPTIONS      GRANTED TO    EXERCISE OR                        PRESENT
                            GRANTED      EMPLOYEES     BASE PRICE      EXPIRATION          VALUE
          NAME                 #          IN 2000       ($/SH)(1)        DATE(2)          ($)(3)
------------------------------------------------------------------------------------------------------

R. L. Gupta                  91,100          8.6%       $41.4375      Jan. 5, 2010      $1,177,012
B. J. Bell                   25,800          2.4%        41.4375      Jan. 5, 2010         333,336
P. R. Brondeau               12,300          1.2%        41.4375      Jan. 5, 2010         158,916
P. R. Colau                  25,800          2.4%        41.4375      Dec. 31, 2005        305,988
N. K. Dicciani               20,500          1.9%        41.4375      Jan. 5, 2010         264,860
J. M. Fitzpatrick            52,700          5.0%        41.4375      Jan. 5, 2010         680,884

--------------------------------------------------------------------------------

(1) The exercise price is the average of the high and low New York Stock Exchange prices for Rohm and Haas common stock on the grant dates.

(2) Options expiring on January 5 of the indicated years are exercisable as follows: 1/3 are exercisable on January 5, 2001, 1/3 are exercisable on January 5, 2002 and 1/3 are exercisable on January 5, 2003. Dr. Colau's options became exercisable on January 1, 2001 upon his retirement and will expire five years from his retirement date.

(3) Grant date values are estimated using the Black-Scholes option pricing model. Assumptions used for the Black-Scholes model are as follows:

Risk-free interest rate:  6.64%
Dividend yield:           1.83%
Volatility:               28.51%
Time to exercise:         6 years (options expiring in 2010), 5 years (options
                          expiring in 2005)

    Although executives face uncertain risks of forfeiture, these risks are not considered in estimating the grant date values.

                      AGGREGATED OPTION EXERCISES IN 2000
                       AND DECEMBER 31, 2000 OPTION VALUE
--------------------------------------------------------------------------------

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                            ACQUIRED                   OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)(1)
                               ON        VALUE      UNEXERCISABLE/EXERCISABLE      UNEXERCISABLE/EXERCISABLE
           NAME             EXERCISE    REALIZED       (#)              (#)           ($)            ($)
------------------------------------------------------------------------------------------------------------
R. L. Gupta                   6,582     $102,546     117,050           63,567       $115,153       $485,824
B. J. Bell                        0            0      34,267           36,933         37,572        283,181
P. R. Brondeau                2,700       20,841      17,667            8,287          3,815         42,899
P. R. Colau                   2,562       18,420      37,050           72,294         49,922        770,812
N. K. Dicciani                2,091       42,778      30,167           35,199         42,897        357,238
J. M. Fitzpatrick            10,740      130,942      75,850           70,318        102,728        663,039

--------------------------------------------------------------------------------

(1) The value of the options was calculated assuming a stock price of $36.3125, which was the closing price of the common stock on the New York Stock Exchange on December 29, 2000.

                   LONG-TERM INCENTIVE PLAN AWARDS IN 2000(1)
--------------------------------------------------------------------------------

                                                                                ESTIMATED FUTURE
                                                                             PAYOUTS UNDER NON-STOCK
                                      NUMBER OF         PERFORMANCE OR          PRICE BASED PLANS
                                    SHARES, UNITS        OTHER PERIOD      ---------------------------
                                   OR OTHER RIGHTS     UNTIL MATURATION    THRESHOLD           TARGET
              NAME                       (#)              OR PAYOUT           ($)               ($)
------------------------------------------------------------------------------------------------------
R. L. Gupta                            $356,300           12/31/2002       $178,150           $356,300
B. J. Bell                              138,300           12/31/2002         69,150            138,300
P. R. Brondeau                           64,900           12/31/2002         32,450             64,900
P. R. Colau                              92,246(2)        12/31/2002         46,123             92,246
N. K. Dicciani                          109,400           12/31/2002         54,700            109,400
J. M. Fitzpatrick                       253,800           12/31/2002        126,900            253,800

--------------------------------------------------------------------------------

(1) Long-term bonus awards are payable in cash and restricted stock. Awards are calculated by multiplying a bonus standard for the executive's level times the Corporate Performance Factor. As part of the transition to the new 2000 Long-Term Bonus Plan approved by shareholders last year, the Corporate Performance Factor for the three-year performance cycle ending in 2000 (1998-2000), is determined based on two sets of metrics -- one set represents the 1997 plan and the other set reflecting the new 2000 plan. Metrics for the 1997 plan are: 1) three-year average Return on Equity divided by 13%; and 2) Rohm and Haas's cumulative return to shareholders over a five-year period ending on the last day of the three-year cycle divided by the cumulative total return to shareholders over the same period of the S&P Chemicals Index. Metrics for the 2000 plan are: 1) Rohm and Haas's Compound Sales Growth for the award cycle; and 2) Rohm and Haas's cumulative return to shareholders over a five-year period ending on the last day of the three-year cycle divided by the cumulative total return to shareholders over the same period of the S&P Chemicals Index.

    The numbers shown in the column titled "Number of Shares, Units or Other Rights" are the bonus standards in dollar amounts set so that resulting bonuses combined with gains from stock options granted at the same time will produce total long-term compensation slightly below the median level provided by other industrial companies of like size and profitability, if Rohm and Haas just meets performance targets. No payout is allowed if the Corporate Performance Factor is less than 0.5. The payouts in the Threshold column are based on a Corporate Performance factor of 0.5. Payouts in the Target column assume that Rohm and Haas's performance matches both the 13% ROE target and the cumulative total return to stockholders of the S&P Chemicals Index. There is no performance limit and, therefore, no maximum award.

(2) Pro-rated due to December 31, 2000 retirement date.

                               PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                         YEARS OF SERVICE
               ---------------------------------------------------------------------
REMUNERATION   15 YEARS   20 YEARS   25 YEARS    30 YEARS     35 YEARS     40 YEARS
------------------------------------------------------------------------------------
 $  400,000    $118,157   $157,543   $196,929   $  200,000   $  205,700   $  235,086
    600,000     178,157    237,543    296,929      300,000      310,700      355,086
    800,000     238,157    317,543    396,929      400,000      415,700      475,086
  1,000,000     298,157    397,543    496,929      500,000      520,700      595,086
  1,200,000     358,157    477,543    596,929      600,000      625,700      715,086
  1,400,000     418,157    557,543    696,929      700,000      730,700      835,086
  1,600,000     478,157    637,543    796,929      800,000      835,700      955,086
  1,800,000     538,157    717,543    896,929      900,000      940,700    1,075,086
  2,000,000     598,157    797,543    996,929    1,000,000    1,045,700    1,195,086

--------------------------------------------------------------------------------

This table shows the approximate aggregate annual pension benefit under the Rohm and Haas Pension Plan and the supplemental Rohm and Haas Company Non-Qualified Pension Plan assuming retirement at age 65 in 2000. The Remuneration column represents the average salary which is based on the highest consecutive 36-month base salary, and the annual bonus which is the average of the bonuses earned under the annual bonus plan in the last five years of retirement or, if higher, in the seven years prior to retirement, excluding the highest and lowest of those bonuses. The table includes offsets for Social Security. As of December 31, 2000, the years of credited service on which benefits are based for the named executives are: Mr. Gupta, 29 years; Mr. Bell, 3 years; Dr. Brondeau, 11 years; Dr. Colau, 22 years; Dr. Dicciani, 9 years; and Dr. Fitzpatrick, 25 years.

REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

  The Executive Compensation Committee is responsible for assuring appropriate compensation of Rohm and Haas's executive officers. Total compensation of Rohm and Haas executives is based on corporate and individual performance. The Leadership Council Bonus for 2000 was based on profitability, asset utilization and cost savings, as further described below. A new long term bonus plan was approved by shareholders in 2000. This plan pays bonuses based upon the achievement of compound sales growth objectives and total shareholder return relative to an approved list of comparative specialty chemical companies.

  Individual performance is measured primarily by results achieved compared to objectives agreed to at the start of the year. For the CEO and other executive officers, the Nominating Committee reviews these objectives and the results achieved and its findings are communicated to the Committee, which determines the compensation consequences. The Committee takes into account individual performance in determining salary amounts and may reduce the amounts of incentive compensation awards based upon individual performance. Incentive compensation is paid in cash and restricted stock and by use of stock options.

  When Rohm and Haas meets performance norms established by the Committee, the Committee intends executive compensation to be at the median levels of our competitors' compensation. As Rohm and Haas's performance moves beyond those norms and the performance of our competitors, the Committee intends our executive compensation to move toward the high end of our competitors' compensation. If Rohm and Haas's performance should fall below those norms, the Committee intends executive compensation to fall toward the lower end of our competitors' compensation. The formulas in the plans described below are designed to achieve these results.

  It is the Committee's intention that all compensation paid to executive officers be fully deductible under the Internal Revenue Code.

  SALARIES--Executive salaries are established under the same system used for most Rohm and Haas salaried employees. Individual salaries are targeted to an amount, based on the person's performance against established objectives, in a salary range for that person's level. The salary range for each level is centered around the median salary for comparable positions in other industrial companies of generally the same size and profitability as determined through widely used surveys.

  ANNUAL BONUSES--All of Rohm and Haas's executive officers received annual bonuses under the Leadership Council Bonus Plan. The Committee approved this plan for members of the company's Leadership Council for an 18-month period from July 1, 1999 through December 31, 2000. The members of the Company's Leadership Council include Rohm and Haas's executive officers. Under this plan, Leadership Council members were compensated based on profit attainment, net asset utilization and cost savings related to the integration and infrastructure redesign initiatives.

  For 2000, the members of the Leadership Council received an annual bonus based upon two components. One component was the amount calculated under the plan formula based on Rohm and Haas's achievement of profit and asset utilization objectives for the 18 month period of July 1, 1999 through December 31, 2000. The other component was related to the achievement of cost savings related to the acquisition integration and infrastructure redesign efforts. Payment of the 2000 bonus was made in the form of cash and restricted stock. As discussed in the section of this proxy statement on compensation plan proposals, the Board of

Directors, subject to stockholder approval, has approved a new annual incentive plan for all employees.

  LONG-TERM BONUSES--The long-term bonus is based on a three-year cycle. Approximately 70 eligible Rohm and Haas executives participated in the Long-Term Incentive Plan. In 2000, the shareholders approved a new plan which provided for a phase-in of the new formula. Therefore, two thirds of the bonus was calculated under the formula in effect for the 1998 and 1999 portion of the cycle and one-third was based on the new formula for the 2000 portion of the cycle.

  For the 1998-1999 period, bonuses were determined by the following formula: the product of a corporate factor for the three-year period times a long-term bonus standard. The corporate factor for the long-term bonus award cycle ending in 2000 was determined by relating Rohm and Haas's three-year return on equity (adjusted for various unusual items) to the three-year return on equity of companies in the Value-Line Industrial Composite and to an absolute return on equity standard set by the Committee at 13%. For the first year of the new plan formula, payment was based upon the achievement of compound sales growth goals relative to target and total shareholder return relative to a group of comparison companies established by the Committee. For the cycle ending in 2000, the blended long-term corporate factor was 1.594%. The long-term bonus standards were dollar amounts that were set to pay bonuses, when combined with stock options that the company granted, slightly below the median of bonuses paid by other industrial companies of generally the same size and profitability, if Rohm and Haas just meets performance norms.

  STOCK--Participants in the Rohm and Haas Stock Plan received stock options in 2000 with an exercise price equal to the average of the high and low prices on the New York Stock Exchange on the date of grant. The Committee determines guidelines for the granting of stock options to executive officers, including the CEO, so that the value of the stock options granted, combined with cash long-term bonus awards, would be equal to the median of total long-term compensation of other industrial companies of generally the same size and profitability at target performance. The Committee is granting options in increased amounts for 2001 in conjunction with the decrease in target bonus payouts as discussed in the section of this proxy statement on compensation plan proposals. Eight executive officers received a portion of their annual and long-term bonuses in restricted stock in lieu of cash. Restrictions lapse in accordance with guidelines determined by the Committee after a five year period for the long-term bonus stock and a two year period for the annual bonus stock.

  BENEFITS--The benefits provided for executives are in line with those of all parent company employees and with those provided by other large chemical companies.

PERFORMANCE OF ROHM AND HAAS AND ITS CHIEF EXECUTIVE OFFICER

  During 2000, Rohm and Haas faced significant challenges in the economic environment which were common across the chemical industry. Raw materials and energy prices increased substantially, the Euro weakened as the year progressed and demand softened in several market sectors in which the company competes.

  On the positive side, the company made excellent progress in the integration of newly acquired businesses and exceeded targets for integration cost savings. Continued progress to reshape the product portfolio was demonstrated with the divestitures of European Salt, Industrial Coatings and the Thermoplastic Urethanes businesses. Simultaneously, the acquisitions of Acima, Silicon Valley Laboratories, Mitsubishi's Photoresist business and an increase of the Company's stake in Rodel from 48% to 90% were very positive developments. One third of the Rohm and Haas business units met or exceeded their 2000 business plans, led by outstanding performance in Electronic Materials. In addition, the company made excellent progress in e-transformation as both e-business and enterprise resource planning initiatives were accelerated.

  The external environment was most difficult for the Company's Performance Polymers business units and results were below expectations. Management was disappointed in the speed and effectiveness of response to these market dynamics. Steps have been taken to restore momentum and return these businesses to the expected level of profitable growth. The Company is also continuing to underscore safety, which likewise fell below the level expected in 2000. Although the stock price of Rohm and Haas was below expectations, it performed best of the three largest US chemical companies and average in relation to the S&P Chemicals index.

  The year 2000 marked the first full year for Rajiv L. Gupta as Chief Executive Officer. In the face of the turbulent external environment, Mr. Gupta demonstrated sound leadership. He continued to shape the product portfolio so that the Rohm and Haas of the future is better able to compete and succeed in the marketplace. In the opinion of the Executive Compensation Committee, while Rohm and Haas and Mr. Gupta fell short on delivering the financial expectations established for the year, we are confident that Mr. Gupta and his leadership team have the strategy and the execution capability to deliver sustained superior performance in the years ahead. Throughout the past year, Mr. Gupta exemplified the highest standards of strategic insight, honest communications as well as personal and business integrity.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

  In February, 2000 the Committee increased Mr. Gupta's annual salary amount by $50,000 effective April 1, 2000 based upon the increases in Rohm and Haas's salary ranges between 1999 and 2000, Mr. Gupta's performance in 1999 and the Committee's expectations of his future performance. Mr. Gupta's annual bonus for the period of January through December, 2000 was determined under the Leadership Council Bonus Plan, which covered the 18 month period from July, 1999 through December, 2000. Payment for performance in 2000 was determined in accord with the formula in the plan, based upon profit achievement, asset management and integration savings. Under the plan formula, Mr. Gupta's calculated payment would have represented 63% of target bonus level. After careful consideration and discussions with Mr. Gupta, the Executive Compensation Committee determined a further reduction in Mr. Gupta's annual bonus payment to a level of 40% of the target award level. As a result, Mr. Gupta received a bonus of $323,962; 25%, ($80,991) paid in cash and 75%, ($242,971) paid in restricted stock. Mr. Gupta's bonus for 2000 is approximately 71% below the bonus paid to him for 1999 which was $1,117,977.

  Mr. Gupta's long-term bonus for the 1998-2000 period was determined using the result of a pro-ration of two-thirds for the Long Term Incentive Plan in effect for 1998 and 1999 and one-third based upon the plan in effect for 2000. The product of the three-year corporate performance factor based on the above, was
1.594 times the long-term bonus standard established by the Committee before the beginning of the period. Half of the resulting $338,370 award was paid in cash and half in restricted stock.

  Mr. Gupta's 2000 stock option grant followed the Committee's guidelines and has an exercise price equal to the fair market value on the date granted.

  EXECUTIVE COMPENSATION COMMITTEE--William J. Avery, Chairman, Thomas W. Haas, James A. Henderson (member since December 4, 2000), Richard L. Keyser, Jorge P. Montoya, Sandra O. Moose (member until December 4, 2000).

                    CUMULATIVE TOTAL RETURN TO STOCKHOLDERS

  ROHM AND HAAS, S&P 500 INDEX, S&P CHEMICAL INDEX AND S&P SPECIALTY CHEMICAL
                                     INDEX

[GRAPH]

                                                                                         S&P SPECIALTY
                                           ROHM AND HAAS        S&P CHEMICAL INDEX       CHEMICAL INDEX         S&P 500 INDEX
                                           -------------        ------------------       --------------         -------------
12/95                                          100.00                 100.00                 100.00                 100.00
                                               107.57                 106.93                 103.78                 103.40
2/96                                           108.79                 110.53                 108.71                 104.36
                                               103.91                 119.44                 111.99                 105.37
4/96                                           103.71                 117.55                 108.83                 106.92
                                               106.50                 116.28                 109.20                 109.67
6/96                                            98.64                 114.12                 105.57                 110.09
                                                93.53                 111.66                  98.95                 105.23
8/96                                            98.96                 115.87                 101.70                 107.45
                                               103.71                 124.43                 109.77                 113.49
10/96                                          113.01                 127.16                 108.49                 116.62
                                               126.78                 133.19                 111.75                 125.43
12/96                                          129.97                 129.87                 108.30                 122.94
                                               130.57                 138.43                 104.21                 130.62
2/97                                           147.21                 139.40                 107.59                 131.65
                                               119.80                 136.37                 105.96                 126.25
4/97                                           133.20                 142.64                 105.63                 133.78
                                               138.72                 147.25                 111.50                 141.92
6/97                                           144.86                 159.08                 116.00                 148.27
                                               157.62                 172.12                 122.11                 160.07
8/97                                           154.91                 160.34                 122.44                 151.11
                                               155.11                 159.22                 128.29                 159.38
10/97                                          134.70                 152.23                 123.74                 154.06
                                               149.45                 160.23                 126.68                 161.19
12/97                                          155.65                 160.36                 133.41                 163.95
                                               139.39                 155.39                 129.42                 165.76
2/98                                           166.62                 167.73                 136.07                 177.71
                                               168.77                 179.30                 136.63                 186.81
4/98                                           176.12                 185.86                 136.62                 188.68
                                               180.30                 192.26                 127.25                 185.45
6/98                                           170.46                 188.16                 116.78                 192.97
                                               159.79                 168.79                 109.03                 190.92
8/98                                           142.52                 152.71                 100.13                 163.35
                                               137.78                 154.29                 100.68                 173.81
10/98                                          167.19                 152.86                 111.95                 187.94
                                               174.27                 159.51                 118.85                 199.32
12/98                                          150.00                 150.05                 108.57                 210.80
                                               154.36                 144.42                 104.75                 219.61
2/99                                           156.50                 147.49                 115.43                 212.79
                                               168.08                 155.52                 116.12                 221.30
4/99                                           224.42                 190.34                 138.20                 229.87
                                               201.84                 176.20                 134.44                 224.45
6/99                                           215.68                 180.28                 158.78                 236.90
                                               214.42                 181.11                 156.06                 229.51
8/99                                           188.97                 170.41                 149.73                 228.37
                                               182.65                 161.36                 140.35                 222.12
10/99                                          193.39                 168.60                 128.44                 236.17
                                               182.82                 166.18                 124.23                 240.97
12/99                                          206.80                 178.10                 133.82                 255.16
                                               214.74                 159.91                 131.84                 242.34
2/00                                           205.54                 147.71                 103.14                 237.75
                                               227.89                 165.69                 120.46                 261.00
4/00                                           181.93                 156.77                 117.23                 253.15
                                               175.24                 156.63                 126.55                 247.95
6/00                                           177.16                 140.64                 121.69                 254.07
                                               133.51                 139.41                 111.09                 250.10
8/00                                           149.62                 138.26                 117.59                 265.62
                                               150.27                 129.70                 118.08                 251.60
10/00                                          155.44                 144.22                 123.87                 250.54
                                               154.86                 139.02                 123.39                 230.80
12/00                                          189.02                 163.34                 132.75                 231.93

Source: Bloomberg

This comparison of five-year cumulative total return assumes $100 invested on December 31, 1995 in Rohm and Haas common stock, the S&P 500 Composite Index, the S&P Chemical Index and the S&P Specialty Chemical Index and the reinvestment of dividends.

COMPENSATION PROPOSALS

  Analyses conducted in 1999 and 2000 indicate that Rohm and Haas's compensation practices for executives and managers have been out of step with the practices of our compensation comparison group. In particular, although base salaries were generally competitive, annual incentive levels were relatively high and long-term compensation, especially stock options, trailed the market. As a result, the Executive Compensation Committee established a multi-year strategy to adjust the "mix" of total compensation so that each key element (salary, annual incentive, long-term incentive) would be competitive and that overall compensation would compare favorably to the median of peer companies. Key components of this strategy include decreasing target annual incentive levels and, in tandem, increasing guideline stock option awards for managers and executives.

  The Executive Compensation Committee also determined that the annual incentive plan required modification in order to more fully align annual bonus compensation with the Company's overall goals. Because Rohm and Haas has established profitable growth as its overall financial performance goal, the new incentive plan has incorporated a new sales growth metric, in combination with the previously established profitability measure of return on net assets, to tighten the connection between pay and Company performance.

  The Board has approved, subject to stockholder approval, a new annual incentive plan which incorporates the new sales growth metric and the return on net assets metric. The targets under this plan are intended to be lower than under the previous plan. The Board has also approved, subject to stockholder approval, amendments to the Rohm and Haas Stock Plan adding shares to the plan to allow for larger stock option grants. These two plans, working in tandem, will accomplish the Committee's goal to put the Company's compensation back in step with competitive practice.

PROPOSAL TO APPROVE THE 2001 ROHM AND HAAS
ANNUAL INCENTIVE PLAN

  The Rohm and Haas board of directors has unanimously approved, subject to stockholder approval, a 2001 Annual Incentive Plan to replace Rohm and Haas's existing Annual Bonus Plan which Rohm and Haas's stockholders approved in 1997. In addition, this 2001 plan will replace a special Leadership Council Bonus Plan which was in effect from July 1999 through December 2000 to address integration needs after the acquisition of Morton International, Inc. A copy of the 2001 Annual Incentive Plan is attached to this document as Appendix B. The Executive Compensation Committee established the plan to align employee and executive compensation with corporate performance, consequently promoting the financial interest of Rohm and Haas and its stockholders.

  All Rohm and Haas employees are eligible to participate in the 2001 Annual Incentive Plan (subject to union bargaining as applicable). The Executive Compensation Committee will administer the 2001 Annual Incentive Plan. In particular, each performance year (calendar year), the Executive Compensation Committee will establish the incentive award scale, a company cost of capital and performance goals of the plan no later than the 90th day of the year. In addition, the Executive Compensation Committee will certify that awards under the 2001 Annual Incentive Plan have been calculated in accordance with the plan formula.

  The 2001 Annual Incentive Plan will measure and reward performance based upon two performance metrics -- Adjusted Return on Net Assets and Sales Growth. Adjusted Return on Net Assets will be calculated by adding After Tax Purchase Accounting Amortization to Profit Before Interest, After Taxes and dividing that sum by the difference between Total Assets and Non-interest Bearing Liabilities. This calculation will be adjusted to remove the impact of purchased or sold businesses. Sales Growth is defined as the increase in total annual sales as measured in U.S. Dollars, but adjusted for foreign currency fluctuations. Sales growth will also be adjusted to remove the impact of purchased or sold businesses. Cost of capital will be established by the Committee. If Adjusted Return on Net Assets does not exceed the cost of capital, there will be no positive sales growth multiplier.

  Awards earned under the terms of the plan will be paid by March 15 of the year following the close of the performance year, provided that the Executive Compensation Committee has certified that the awards have been calculated in accordance with the Plan formula. The Committee also maintains the authority to make discretionary adjustments to incentive awards based upon a review and assessment of overall Rohm and Haas business performance. However, awards may not exceed maximum awards established at the beginning of the year and the awards to Named Executive Officers may be reduced but not increased.

  In addition, the board of directors of Rohm and Haas may at any time suspend, terminate or amend the plan in such respects as the board deems to be in the best interests of the Company. No amendment, without the approval of the stockholders, will increase the payouts under the plan or change the class of persons eligible to participate in the plan. No amendment will adversely affect any right of any participants, or their successors in interest, under the terms of any award made hereunder before the effective date of the amendment.

  A copy of the 2001 Annual Incentive Plan is attached to this proxy statement as Appendix B.

NEW PLAN BENEFITS

  The key focus for the future of the new Rohm and Haas is profitable growth. Our expectation is that this focus on sales growth will produce results which are favorable for stockholders and the eligible plan participants.

  The following table shows the bonuses for the named executive officers calculated under the prior plan for 2000 (first column), the bonuses which would have been received had the 2001 Annual Incentive Plan been in effect for 2000 (second column) and the bonuses which would have been received under the proposed plan had return on net assets and sales growth performance goals been met (third column).
--------------------------------------------------------------------------------

                                                  (1)                                 PROPOSED PLAN AT
                                              PRIOR PLAN         PROPOSED PLAN        TARGETED RONA AND
        NAME AND PRINCIPAL POSITION               ($)                 ($)             SALES GROWTH ($)
-------------------------------------------------------------------------------------------------------
Rajiv L. Gupta                                $   821,520         $   406,400            $ 1,016,000
  Chairman & CEO
Bradley J. Bell                                   258,647             129,720                324,300
  Senior Vice President & CFO
Pierre Brondeau                                   311,823             244,035                198,000
  Senior Vice President
Patrick R. Colau                                  273,641             137,240                343,100
  Retired Senior Vice President
Nance K. Dicciani                                 233,541             117,276                293,190
  Senior Vice President
J. Michael Fitzpatrick                            488,376             248,520                621,300
  President and COO
All other executive officers as a group           498,242             248,724                621,810
All other employees as a group                 57,561,874          43,512,051             86,912,119

--------------------------------------------------------------------------------

(1) The prior Leadership Council Plan was an 18 month plan. We have annualized the plan to make it comparable to the proposed plan. In addition, the performance factor used in this table, 63%, was calculated using the Leadership Council Plan formula based on actual company performance. Actual payouts to executive officers were reduced pursuant to approval of the Board of Directors. Employees who are not members of the Leadership Council received bonuses under the Annual Bonus Plan and the numbers in this table reflect the calculated bonus under this plan without the reduction in actual payout approved by the Board of Directors.

  THE ROHM AND HAAS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2001 ANNUAL INCENTIVE PLAN.

PROPOSAL TO APPROVE THE AMENDED
AND RESTATED ROHM AND HAAS STOCK PLAN

  Shareholders approved the Rohm and Haas Stock Plan in 1999. Shareholders are being asked to approve certain amendments to this plan: an increase in the number of shares reserved under the plan, a change in some of the default provisions and the addition of outside directors as eligible to participate in the plan.

  Studies of the market completed by the company's compensation consultants indicate that traditionally, Rohm and Haas, relative to its peer group, has been much more selective in both the number of individuals receiving stock option awards and in the size of grants. The annual utilization of shares for compensation purposes has been far below the median run rate versus the company's comparison group and the share overhang (total number of shares allocated for compensation as a percentage of total shares outstanding) has been substantially lower than that of peer companies. The proposed changes move us closer to the median level of our peers with respect to share utilization.

  Under the plan, all employees are eligible to participate. Currently, employees classified as level 12 or above will be eligible to receive annual stock option grants. In addition, employees classified as level 6 or above will be eligible to receive stock options through a very selective, nomination-based process as part of a special recruitment, recognition, and retention stock option program.

  Implementation of this shift in compensation will result in a stronger alignment of the compensation of executives and managers at Rohm and Haas with the interests of shareholders. Of the 8,000,000 shares approved by stockholders in 1999, 4,553,515 remain. In order to provide for the requirements of this program, an authorization of an additional 11,000,000 shares for a total of 15,553,515 shares is requested. No one person can receive more than 3,000,000 shares over a five year period and no more than 50% of the shares in the plan can be issued as restricted stock.

  In addition, the amended plan changes default terms for vesting and expiration to reflect the terms currently used for grants. Unless the Committee decides otherwise, the options will vest one-third each year starting one year after grant. In addition, the termination provisions have been modified to provide that options will terminate in 90 days if the person is leaving Rohm and Haas under the company's severance benefit plan or because a business has been sold, immediately upon leaving Rohm and Haas for any other reason or for breach of confidentiality provisions.

  Last, to allow for future flexibility in the way outside directors are compensated with Company equity, the Board recommends that outside directors be added as eligible participants in this plan although there are no current plans to make grants to outside directors under this plan.

  A copy of the amended plan is attached to this proxy statement as Appendix C.

  THE ROHM AND HAAS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE ROHM AND HAAS STOCK PLAN.

ROHM AND HAAS STOCK OWNERSHIP
  The following table lists the beneficial owners of more than 5% of the outstanding shares of common stock of Rohm and Haas as of March 9, 2001.
--------------------------------------------------------------------------------

                                                                          SHARES       PERCENTAGE OF
                                                                       BENEFICIALLY        CLASS
STOCKHOLDERS                                                  CLASS       OWNED         OUTSTANDING
----------------------------------------------------------------------------------------------------
John C. Haas, John O. Haas, William D. Haas and Thomas W.     common   31,004,383(2)       14.09%
  Haas and two income trusts of which they, together with
  Mellon Bank N.A., are trustees(1)
Four charitable income trusts of which John C. Haas, John O.  common   34,458,444(3)       15.66%
  Haas, William D. Haas and Thomas W. Haas, together or
  individually, are trustees with others(1)
Rohm and Haas Company Employee Stock Ownership Plan, 100      common     16,427,518         7.46%
  Independence Mall West, Philadelphia, PA 19106(4)

--------------------------------------------------------------------------------

(1) John C. Haas, whose address is Rohm and Haas Company, 100 Independence Mall West, Philadelphia, PA 19106, is a retired officer and director of Rohm and Haas. John O. Haas, 100 N. 18th St., Suite 1100, Philadelphia, PA 19103, William D. Haas, P. O. Box 125, Bear Creek, PA 18602 and Thomas W. Haas, 100 Independence Mall West, Philadelphia, PA 19106, are the sons of the late F. Otto Haas and the nephews of John C. Haas. Mr. Thomas Haas is a director of Rohm and Haas.

(2) John C. Haas, John O. Haas, William D. Haas and Thomas W. Haas, and their spouses, own directly, or as custodian for minor children, 373,755, 375,165, 318,360 and 552,318.95 shares, respectively. Together with Mellon Bank they have voting and investment power over 29,384,784 shares in the two income trusts.

(3) John C. Haas has sole voting power, and together with John O. Haas, William
    D. Haas, Thomas W. Haas and First Union National Bank, has investment power over 27,490,140 shares in two charitable trusts. John C. Haas shares voting and investment power with other trustees in a third charitable trust holding 3,484,152 shares and John O. Haas, William D. Haas and Thomas W. Haas share voting and investment power with another trustee in a fourth charitable trust holding 3,484,152 shares. They disclaim beneficial interest in these trusts.

(4) 4,325,269 of the shares have been allocated to employee accounts.

EXECUTIVE OFFICERS AND DIRECTORS

  STOCK OWNERSHIP GUIDELINES--Effective January 1, 1997, the Rohm and Haas board of directors approved stock ownership guidelines requiring all executives to own amounts of Rohm and Haas common stock equal to one-half to five times the amount of annual salary, depending on the executive's level. Executives have three years after the later of January 1, 1997 or their promotion to a new executive level to bring their stock holdings up to the required level. All executives are in compliance with these guidelines.

  OWNERSHIP--The following table lists the shares of Rohm and Haas common stock owned by the named executive officers, the directors and all current executive officers and directors as a group as of March 9, 2001. None of the persons listed in the table with the exception of D. W. Haas and T. W. Haas, who beneficially own 1.73% and 27.67%, respectively, of the outstanding shares of common stock, beneficially owns more than 1% of the outstanding common stock.
--------------------------------------------------------------------------------

                                                         NUMBER OF        NUMBER OF
                                                          SHARES         EXERCISABLE    TOTAL BENEFICIAL
NAME                                                     OWNED(1)          OPTIONS      STOCK OWNERSHIP
----                                                  ---------------    -----------    ----------------
W. J. Avery                                               12,477.6881          N/A          12,477.6881
B. J. Bell                                                69,367.7775       49,766         119,133.7775
P. R. Brondeau                                            37,329.1216       15,070          52,399.1216
J. R. Cantalupo                                            6,866.9688          N/A           6,866.9688
P. R. Colau(2)                                            29,251.0000      109,344         138,595.0000
N. K. Dicciani                                            59,874.6554       46,853         106,727.6554
J. M. Fitzpatrick                                         62,045.0728       99,459         161,504.0728
E. G. Graves                                              15,232.2999          N/A          15,232.2999
R. L. Gupta                                               82,614.1620      106,908         189,522.1620
D. W. Haas(3)                                          3,818,370.2978          N/A       3,818,370.2978
T. W. Haas(3)                                         60,911,394.9473          N/A      60,911,394.9473
J. A. Henderson                                           19,146.6595          N/A          19,146.6595
R. L. Keyser                                               6,595.9473          N/A           6,595.9473
J. H. McArthur                                            13,562.0920          N/A          13,562.0920
J. P. Montoya                                             15,532.8422          N/A          15,532.8422
S. O. Moose                                               16,204.0653          N/A          16,204.0653
G. S. Omenn                                               29,205.5550          N/A          29,205.5550
R. H. Schmitz                                             10,282.3956          N/A          10,282.3956
M. C. Whittington                                         18,445.7471          N/A          18,445.7471
All current executive officers and
  directors as a group (18 persons)                   64,371,772.9663      369,783      64,741,555.9663(4)

--------------------------------------------------------------------------------

(1) Shares owned by directors include deferred stock units allocated under the 1997 Non-Employee Directors' Stock Plan. Shares owned by officers include shares allocated under the Rohm and Haas Savings Plan and ESOP and stock units allocated under the Non-Qualified Savings Plan.

(2) Dr. Colau retired as of December 31, 2000.

(3) Mr. David Haas owns directly 331,149 shares and shares voting and investment power with other trustees in a charitable trust holding 3,484,152 shares. He disclaims beneficial ownership in the charitable trust. Mr. Thomas Haas and his spouse own directly 552,318.95 shares. He shares voting and investment power with other trustees in two income trusts holding 29,384,784 shares. He shares voting and investment power with other trustees in a charitable trust holding 3,484,152 shares and shares investment power with other trustees in two charitable trusts holding 27,490,140 shares. He disclaims beneficial interest in the charitable trusts.

(4) All current executive officers and directors as a group beneficially own 29.35% of the outstanding Rohm and Haas common stock.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

  Rohm and Haas believes that all its executive officers and directors have complied with all Section 16 filing requirements during 2000 except that Mr. Gupta filed a Form 4 for the month of September, 2000 recording the purchase of 3000 shares by his spouse in July, 2000.

INDEPENDENT PUBLIC ACCOUNTANTS

  Members of PricewaterhouseCoopers LLP, who are Rohm and Haas's independent accountants for 2000 and have been selected to continue in that capacity for 2001, are expected to be present at the Rohm and Haas annual meeting and available to respond to appropriate questions. These individuals will be given the opportunity to make a statement at the meeting if they desire to do so.

  For the fiscal year ending December 31, 2000, PricewaterhouseCoopers LLP billed the following fees for services rendered to the Company:
--------------------------------------------------------------------------------

            FINANCIAL INFORMATION SYSTEMS DESIGN
AUDIT FEES         AND IMPLEMENTATION FEES          ALL OTHER FEES
----------  -------------------------------------   --------------
$2,300,000                  None                      $6,100,000

--------------------------------------------------------------------------------

2002 ANNUAL MEETING PROPOSALS

  Any stockholder proposal submitted to Rohm and Haas for inclusion in the proxy statement and proxy relating to the 2002 annual meeting of stockholders and any notice of a matter which a stockholder intends to bring before that meeting must be received by the Secretary of Rohm and Haas no later than November 16, 2001. Under the Rohm and Haas by-laws, no matter may be brought before, or acted upon at, any meeting of stockholders except as directed by the board of directors or upon motion of any stockholder who has provided the notice required by the by-laws to the Secretary of Rohm and Haas of that intent (a) in the case of the annual meeting of stockholders, by the date as may be specified in the proxy statement for the prior year's annual meeting of stockholders, or (b) in the case of a meeting other than the annual meeting of stockholders, not less than 60 nor more than 90 days prior to the meeting date. The chairman of the meeting has the authority to determine whether any matter may be properly brought before, or acted upon, at the meeting.

                                                                      APPENDIX A

ROHM AND HAAS COMPANY AUDIT COMMITTEE CHARTER

PURPOSE

  The Audit Committee is appointed by the Board of Directors to assist the Board in overseeing (1) the integrity of the financial statements of the Company, (2) the Company's internal accounting and financial controls, (3) the compliance by the Company with legal and regulatory requirements and with the Code of Business Conduct and (4) the independence and performance of the Company's internal and external auditors. The outside auditor is ultimately accountable to the Board and the Committee.

  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

  The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

  The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

  Accordingly, all of the members will be directors:

  1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

  The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work or independence.

  The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  - The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61.

  - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

  - The Committee shall discuss with management, the internal and external auditors the quality and adequacy of the Company's internal controls.

  - The Committee shall review the staffing and audit program of the internal auditing department.

  - The Committee shall discuss with the outside auditors the quality of accounting principles and underlying estimates.

  - The Committee shall:

     - request from the outside auditors annually, a formal written statement delineating relationships between the auditor and the Company, as required by Independence Standards Board Standard No. 1, and a written statement of audit services fees, of financial information systems design and implementation fees and of all other fees;

     - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

     - recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

  - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

Reviewed and revised February 5, 2001

                                                                      APPENDIX B

2001 ROHM AND HAAS COMPANY ANNUAL INCENTIVE PLAN

  1. PURPOSE OF THE ANNUAL INCENTIVE PLAN. The purpose of the Annual Incentive Plan is to align compensation with corporate and business groups goals and performance.

  2. ELIGIBILITY. Awards under the Annual Incentive Plan may be made to individuals who are regular employees of Rohm and Haas Company or of its subsidiaries as of December 31 of each year or who leave during the year because of retirement, disability or death. The term "subsidiary" means any corporation in an unbroken chain running down from the parent company where each corporation other than the last in the chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

  3. ADMINISTRATION. An executive compensation committee consisting of at least two members of the board of directors of Rohm and Haas Company, or a subcommittee of that committee consisting of at least two members who qualify as outside directors under applicable IRS and SEC regulations, shall be appointed by the board (the Committee). One of the Committee members shall act as chair. No member of the Committee shall be eligible for awards under this plan. The Committee may adopt rules and regulations that it deems necessary for governing its affairs. It may take action either by a majority vote of its members in attendance provided there are at least two members present and voting, or by an instrument in writing signed by all members without a meeting. Members of the Committee shall not be liable for any act or omission in their capacities as such members, except for bad faith or gross negligence.

  The Committee will administer, construe and interpret the Annual Incentive Plan and will establish rules for handling situations involving changes during the performance year in employee status such as new hires and changes from full to part-time employment. The Committee's decisions will be final and binding on all parties, including the Company, the stockholders, and the employees.

  4.  PERFORMANCE YEAR.  Each calendar year is a separate performance year.

  5. PERFORMANCE GOALS. The Committee will establish in writing, no later than the 90th day of the performance year, an adjusted corporate return on net asset ("RONA") and sales growth performance goals and establish the Company's Cost of Capital.

  (a) RONA. Rohm and Haas Company actual net profit after taxes after adding back unusual expense items and write-offs as described in the Management Discussion and Analysis report to the shareholders shall be used in calculating the Company's RONA. RONA will be adjusted to remove the impact of purchased or sold businesses. RONA will also be adjusted for acquisition related purchase accounting as follows:

      Profit Before Interest After Tax + After Tax Purchase Accounting Amortization
--------------------------------------------------------------------------------
                  Assets - Non-interest bearing Liabilities

  (b) SALES GROWTH. Sales growth is defined as the increase in total annual sales as measured in U.S. Dollars, but adjusted for foreign currency fluctuations. Sales growth will be adjusted to add or remove the impact of purchased or sold businesses.

  (c) The Committee may allow for a portion of the award to be based upon individual and/or business group or unit performance goals in addition to corporate performance goals. These adjustments may not be made for Named Executive Officers, as defined in the proxy rules.

  6. INCENTIVE AWARD SCALE. The Committee will establish in writing, no later than the 90th day of the performance year, an incentive award scale which describes the relationship between actual results and performance goals including a payout threshold and maximum. However, if RONA as calculated above does not reach the Company's Cost of Capital as established by the Committee, no positive sales growth multiplier will be applied. The Committee may establish different incentive award scales for employees at different job levels.

  7. INCENTIVE TARGETS. The Committee will establish an incentive target for each level of employee. The incentive target is the percentage of an employee's base pay, or of a job level salary midpoint, awarded when the Company meets the performance goals.

  8. PAYMENT OF AWARDS. Awards earned under the terms of the Annual Incentive Plan may at the discretion of the Committee be paid in cash, or in stock through the Rohm and Haas Company Stock Plan, or partly in both. Payment will be made by March 15 following the close of the performance year, provided that the Committee has certified that the awards have been calculated in accordance with the Plan formula. The Committee may make discretionary adjustments to any award under this plan based upon a review and assessment of overall business performance. However, awards will not exceed maximum awards on the approved incentive award scale and awards to Named Executive Officers may be reduced but not increased. The Committee, in its discretion, may provide that individuals may elect to defer payment of these incentive awards.

  9. ADJUSTMENTS FOR ACCOUNTING AND TAX CHANGES. If changes in tax laws or accounting practices take place during the performance year that distort corporate performance calculations, the Committee will calculate corporate performance based on the tax law and accounting practices in effect at the beginning of the performance year.

  10. TERMINATION OF EMPLOYMENT. Participation in the Annual Incentive Plan does not create a contract of employment, nor grant any employee the right to be retained in the service of the Company. Individuals will not receive an incentive award under this Plan for the performance year in which their employment terminates other than by retirement, disability, death or under the Company's severance benefit plan. Any individual whose employment is terminated for wrongdoing, including but not limited to a violation of the Company's Code of Business Conduct, will forfeit all rights to payment under this Plan.

  11. EFFECTIVE DATE OF THE ANNUAL INCENTIVE PLAN. Subject to approval of shareholders at the 2001 annual meeting, the Annual Incentive Plan will take effect on January 1, 2001.

  12. AMENDMENT, SUSPENSION, OR TERMINATION OF THE ANNUAL INCENTIVE PLAN. The board of directors of Rohm and Haas Company may, at any time, suspend, terminate or amend the Annual Incentive Plan in such respects as the board deems to be in the best interest of the Company. No amendment will adversely affect any right of any grantee, or his successors in interest, under the terms of any award made hereunder before the effective date of the amendment. Annual Incentive award deferrals in effect at the Annual Incentive Plan's termination remain in effect according to their original terms.

                                                                      APPENDIX C

AMENDED AND RESTATED ROHM AND HAAS STOCK PLAN

  1.  PURPOSE.

  This Plan has been established by the Company to attract and retain employees, to motivate participants by means of appropriate incentive, to achieve long-range goals, to provide incentive compensation opportunities that are competitive with those of other similar companies and to further identify participants' interest with those of the Company's other stockholders through stock compensation thereby promoting the long-term financial interest of the Company and its stockholders.

  2.  STOCK SUBJECT TO THE PLAN.

  a. The plan covers an aggregate of 19,000,000 shares of Company common stock (either authorized and unissued or treasury shares). No more than 3,000,000 of these shares may be granted to any employee as options during a five year period. No more than 50% of these shares may be issued as restricted stock.

  b. The total number of reserved shares shall be adjusted as the Committee deems appropriate to reflect stock dividends, stock splits, combinations of shares and any other change in the corporate capital structure, including reorganization, recapitalization, merger and consolidation.

  c. Any shares that are forfeited to the Company or any shares subject to options under this plan that expire without being exercised shall be available for the grant of new awards. If the exercise price of any stock option granted under this plan or any prior plan is satisfied by tendering shares of common stock, only the number of shares of stock issued net of the shares of stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of stock available for delivery under this plan.

  3.  ELIGIBILITY.

  Awards under this plan may be granted only to employees (including officers) and directors of the Company or of its subsidiaries. The term "subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company. The grant of an award shall not impose upon the Company or its subsidiaries any obligation to retain the participant as an employee for any period.

  4.  ADMINISTRATION OF THE PLAN.

  a. A committee of the board of directors shall be appointed by the board, which shall designate one of the committee members as chair. From time to time, the board may remove a member of the committee or appoint other members in substitution for, or in addition to, members previously appointed to the committee and it may fill vacancies, however caused, in the committee. The committee may adopt such rules and regulations as it deems necessary for governing its affairs. It may take action either by majority vote of its members or by an instrument in writing signed by all members without a meeting. Members of the committee shall not be liable for any act or omission in their capacities as members, except for bad faith or gross negligence.

  b. The committee is charged with administration of the plan. The committee shall also have full power and authority to construe and interpret the plan. Its decisions shall be binding on all parties, including the Company, the stockholders and the employees.

  5.  GRANTS.

  The committee shall determine the form and amounts of grants to participants. Grants shall be subject to the terms and conditions, not inconsistent with this plan, that the committee, in its sole discretion, determines.

  a.  STOCK OPTIONS.

  (1) DESIGNATION. The committee shall designate options as incentive stock options under the provisions of the Code or as nonqualified stock options. The aggregate fair market value of the underlying stock, determined at the time of grant, for all incentive stock options granted to each individual which first become exercisable in any calendar year shall not exceed $100,000.

  (2) OPTION PRICE. The exercise price of stock under each option granted (other than in connection with the grant or assumption of options in connection with a transaction as contemplated by section 424 of the Internal Revenue Code of 1986, as amended (the "Code")) shall not be less than the fair market value of the stock on the day the option is granted. Unless otherwise determined by the committee at the time of grant, the exercise price of stock under each option granted shall be the fair market value of the stock on the day the option is granted. The fair market value shall be the average of the high and low prices of the Company common stock as reported on the New York Stock Exchange composite transaction quotations for the designated day or, if there was no transaction on that day, for the last preceding day on which there was such a transaction (the "fair market value").

  (3)  EXPIRATION OF OPTIONS.  Unless otherwise determined by the committee:

     (i) subject to the provisions of subparagraphs (3)(ii), (iii) and (iv) options will expire ten years from the date of grant during the participant's continued employment with the Company or its subsidiaries;

     (ii) subject to the provisions of subparagraph 3(iv)(b), options will expire the earlier of ten years from the date of grant or five years from the date of death, long-term disability or retirement at age 55 or later of the participant;

     (iii) subject to the provisions of subparagraph (3)(iv)(b), options will expire 90 days from the last day worked for the Company for participants who leave the Company under the Company's severance benefit program or because they work for a business divested by the Company;

     (iv) options will expire immediately

      (a) upon the effective date of the resignation or discharge of the participant or

      (b) upon violation of a non-compete or confidentiality obligation to the Company.

  (4)  VESTING.  Unless otherwise determined by the committee:

     (i) subject to the following subparagraph 3(b), the options will vest and become exercisable on the following schedule:

1/3 of the option grant                       one year from the grant date
1/3 of the option grant                       two years from the grant date
1/3 of the option grant                       three years from the grant date

     (ii) all options shall vest and become fully exercisable upon a Change of Control as set out in paragraph 7.

  (5) TRANSFERABILITY. Unless otherwise determined by the committee, options shall not be transferable except by will or the laws of descent and distribution.

  (6) CONTINUATION OF OPTIONS. Options designated as incentive stock options will continue as nonqualified options at the time they lose their status as incentive stock options under the Code.

b.  RESTRICTED STOCK.

  (1) SIZE AND TIMING OF GRANTS. Grants shall be made in conjunction with payments under the annual bonus and long-term bonus on a basis established by the committee and in lieu of some or all of the cash awards payable under those bonus plans. In addition, the committee may approve restricted stock grants independent of these bonus plans for purposes that in its sole judgment are in the best interests of the Company.

  (2)  TERMS AND CONDITIONS.  Unless otherwise determined by the committee:

     (i) Restrictions will lapse at the earlier of

     - five years of company service by the participant

     - retirement at age 55 or later, long-term disability or death of the participant.

     (ii) None of the shares may be transferred or sold prior to the lapse of restrictions.

     (iii) Ownership of all stock on which the restrictions have not lapsed will revert to the Company if the participant leaves the Company for any reason other than retirement at age 55 or later, long-term disability or death.

     (iv) If the grant is made in a dollar amount, the number of shares granted shall be determined by dividing the dollar value of the grant by the fair market value of Company common stock

     - on the day on which the first reportable transaction in that stock occurs in the month the grant is made if the grant was made in lieu of cash bonuses; or

     - on the day of grant.

6.  OPTION EXERCISES.

  a. NOTICE. Notice in writing shall be given to the secretary of the Company indicating the date of exercise and specifying the number of shares to be exercised at the option price.

  b. PAYMENT OF EXERCISE PRICE. The exercise price shall be paid to the Company in full at the time of the exercise of the option. Unless otherwise determined by the committee, payment may be made

     (i) in cash (including check, bank draft, money order or the assignment of cash from the simultaneous sale of the shares whose option is being exercised); or

     (ii) by delivering Company common stock currently owned by the participant; or

     (iii) by a combination of Company common stock and cash.

  The number of shares of Company common stock required to be delivered to the Company in a stock-for-stock exercise shall be determined by dividing the total exercise price by the fair market value of the Company common stock for the day preceding the day of exercise. All

Company common stock delivered in a stock-for-stock exercise shall have been held by the participant for a minimum of six months.

7.  CHANGE OF CONTROL.

  a.  Change of Control shall mean:

     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 25% of the outstanding shares of Company common stock; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

      (A) any acquisition of Company common stock directly from the Company,

      (B) any acquisition of Company common stock by the Company,

      (C) any acquisition of Company common stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or

      (D) any acquisition of Company common stock by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection
      (iii) of this Section 7(a), or

      (E) any acquisition of Company common stock by the direct lineal descendants of Otto Haas and Phoebe Haas, the spouses of such descendants and any trusts and foundations established by any of them.

     (ii) individuals who, as of the effective date of this plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this plan whose election, or nomination for election by Company stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

     (iii) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

      (A) all or substantially all of the individuals and entities who were the beneficial owners of outstanding Company common stock and other Company securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the entity resulting from such Business Combination (which, for purposes of this paragraph (A) and paragraphs (B) and (C), shall include an entity which as a result of such transaction owns the Company or all or substantially all of the Company assets either directly or through one or more subsidiaries), and

      (B) no person (excluding any entity resulting from such Business Combination or any employee benefit plan or related trust of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the entity resulting from such Business

      Combination or 25% or more of the combined voting power of the then outstanding voting securities of such entity unless such person owned 25% or more of the Company prior to the Business Combination, and

      (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

  b. The earlier of either a Change of Control or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding options granted pursuant to the plan shall automatically become fully exercisable and each option holder may exercise such option and receive a cash payment equal to (i) the higher of (a) the consideration received by a stockholder for a share at the time of a Change of Control and (b) the average closing price of the shares on the New York Stock Exchange for the 30 trading days immediately preceding the Change of Control, over (ii) the exercise price. Upon such receipt, all of such option holder's options shall terminate and be of no further force or effect. Unless exercised for the cash payment provided for above, from and after the Change of Control such option shall remain exercisable for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares for which such option could have been exercised immediately prior to such Change of Control; provided, however, if the Change of Control occurs due to a transaction which is being accounted for with pooling of interests accounting, then no cash payment as provided for above shall be available to any option holder, if it would prevent the use of such pooling of interests accounting.

  c. The earlier of either a Change of Control or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all restrictions on outstanding stock granted pursuant to the plan shall automatically lapse.

  8.  NON-U.S. GRANTS.

  The committee may make such grants and establish such subplans as they deem appropriate for employees who are subject to the laws of nations other than the United States.

  9.  AGREEMENT WITH THE COMPANY.

  An award of shares under this plan shall be subject to such terms and conditions, not inconsistent with this plan, as the committee shall, in its sole discretion, prescribe. These terms will be set out in an award notice and delivered to the participant. Compliance with the terms set forth in the award notice are required.

  10.  GENERAL TERMS.

  a. ADJUSTMENTS TO REFLECT CHANGES IN THE CAPITAL STRUCTURE. The committee, in its sole discretion, may adjust the number of restricted shares and price per share, the number of shares subject to any unexercised option and the option price per share to reflect stock dividends, stock splits, combinations of shares and may take any other action it, in its sole discretion, deems equitable to address any other change in the corporate capital structure of the Company including reorganization, recapitalization, merger and consolidation.

  b. NO REPRICING. No award may by repriced, replaced, regranted through cancellation, or modified without shareholder approval (except in connection with a change in the Company's capitalization as permitted under section 10(a)), if the effect would be to reduce the exercise price for the shares underlying such award.

  c. TAX WITHHOLDING. All distributions under the plan are subject to withholding of all applicable taxes, and the committee may condition the delivery of any shares or other benefits under the plan on satisfaction of the applicable withholding obligations. Subject to such requirements as the committee may impose, withholding obligations will be satisfied through payroll deduction or through cash payment by the participant.

  d. OBLIGATION OF THE COMPANY TO DELIVER SHARES. The obligation of the Company to deliver shares upon an exercise shall be subject to all applicable laws, rules, regulations and such approval by governmental agencies as may be required, including such steps as counsel for the Company shall deem necessary or appropriate to comply with the requirements of relevant securities laws. The committee may establish such rules for the delivery of the shares as it, in its sole discretion, deems appropriate.

  e. EFFECTIVE DATE. Subject to the approval of the stockholders of the Company at the 1999 annual meeting of its stockholders, this plan shall be effective as of January 1, 1999. To the extent grants are made under this plan prior to the 1999 annual meeting, those grants will be contingent on stockholder approval of the plan.

  f. DURATION OF PLAN. This plan shall be unlimited in duration and, in the event of plan termination, shall remain in effect as long as any grants made under it are still outstanding. To the extent required by the Code, no ISO may be granted under the plan more than ten years after the effective date.

  11.  AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

  The committee or the board of directors of the Company may at any time suspend, terminate or amend the plan in such respects as the committee or board deems to be in the best interests of the Company. No such amendment for which stockholder approval is required under the securities laws or for compliance with section 162(m) of the Code (if the company chooses to comply) will be made without such stockholder approval. No amendment shall adversely affect the right of participants or their successors in interest, under the terms of options granted prior to the effective date of the amendment.

                                                           ROHM AND HAAS COMPANY
                                                   NOTICE OF 2001 ANNUAL MEETING
                                                             AND PROXY STATEMENT

        [RECYCLED PAPER SYMBOL]
THIS DOCUMENT HAS BEEN PRINTED ENTIRELY
ON RECYCLED PAPER.                                  [ROHM AND HAAS COMPANY LOGO]

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE




                              ROHM AND HAAS COMPANY

Mark box at right if an address change or comment has been noted on the
reverse side of this card.                                                   / /




       Please be sure to sign and date this Proxy.               Date __________


________________________________________________________________________________
       Stockholder sign here               Co-owner sign here


1. Election of Directors.

   (01) W.J. AVERY

   (02) J.R. CANTALUPO

   (03) J.M. FITZPATRICK

   (04) E.G. GRAVES

   (05) R.L. GUPTA

   (06) D.W. HAAS

   (07) T.W. HAAS

   (08) J.A. HENDERSON

   (09) R.L. KEYSER

   (10) J.H. MCARTHUR

   (11) J.P. MONTOYA

   (12) S.O. MOOSE

   (13) G.S. OMENN

   (14) R.H. SCHMITZ

   (15) M.C. WHITTINGTON

   FOR ALL NOMINEES                 WITHHOLD                      FOR ALL EXCEPT

          / /                         / /                              / /

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S) IN THE LIST PROVIDED ABOVE.




                                                        FOR    AGAINST   ABSTAIN

2. Approval of the Rohm and Haas 2001 Annual            / /      / /       / /
   Incentive Plan.

3. Approval of the Amended and Restated Rohm and        / /      / /       / /
   Haas Stock Plan.

4. In their discretion on such other business as may properly come before this meeting.


[DETACH CARD]

VOTE BY TELEPHONE

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Call Toll-Free on a Touch-Tone Phone

FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER

   1-877-PRX-VOTE (1-877-779-8683).

   THERE IS NO CHARGE FOR THIS CALL.

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

4. FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!

Call 1-877-PRX-VOTE anytime!


VOTE BY INTERNET

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FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2. GO TO THE WEBSITE

   http://www.eproxyvote.com/roh

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

4. FOLLOW THE INSTRUCTIONS PROVIDED.

   YOUR VOTE IS IMPORTANT!

   Go to http://www.eproxyvote.com/roh anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY.

Receiving Stockholder material electronically reduces mailing and printing costs and is better for the environment. Would you like to receive future proxy materials electronically? If so, go to http://www.econsent.com/roh and follow the instructions provided, or check the box while voting electronically.

                              ROHM AND HAAS COMPANY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 7, 2001

The undersigned hereby appoints J.M. Fitzpatrick, R.L. Gupta and S.O. Moose and each of them, with power of substitution, as proxies at the annual meeting of stockholders of ROHM AND HAAS COMPANY to be held on May 7, 2001, and at any adjournment thereof, and to vote shares of stock of the Company which the undersigned would be entitled to vote if personally present. If the undersigned participates in the Rohm and Haas Employees Savings Plan, or the Morton Savings Plan, the undersigned also hereby directs the Trustees of the Employee Stock Ownership Trust, the Non-ESOP Thrift Fund and the Morton Savings Plan to vote shares held in the Trusts as indicated on this card; failure to return this proxy constitutes an instruction to the Trustees to vote shares as directed by other participants.

THIS PROXY WILL BE VOTED AS DIRECTED WITH RESPECT TO THE PROPOSALS REFERRED TO IN ITEMS 1, 2 AND 3 ON THE REVERSE SIDE, BUT IN THE ABSENCE OF SUCH DIRECTION THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN
ITEM 1, AND FOR THE PROPOSALS REFERRED TO IN ITEMS 2 AND 3.

   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

 Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.


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